EXHIBIT 23.02

CONSENT OF CROWE HORWATH, LLP

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Bank of Marin Bancorp (the “Company”) as Exhibit 8.1 to the registration statement on Form S-4 as filed with the Securities and Exchange Commission relating to the proposed merger of the Company with NorCal Community Bancorp, and to the references to our firm and such opinion in the proxy statement – prospectus contained in the registration statement on Form S-4.

/s/ Crowe Horwath, LLP _________
Crowe Horwath, LLP
August 22, 2013